Exhibit (a)(1)(iv)

NOTICE OF WITHDRAWAL OF TENDER

Regarding Common Shares of Beneficial Interest In

BlackRock Alpha Strategies Fund

Tendered Pursuant to the Offer to Purchase

Dated June 27, 2024

The Offer will expire

at, and this Notice of Withdrawal must be

received by, 11:59 p.m., Eastern Time,

on July 29, 2024, unless the Offer is extended.

Complete this Notice of Withdrawal and return by Mail or Fax to your Merrill Lynch, Pierce,

Fenner & Smith, Inc. (“Merrill”) Financial Adviser.

YOUR MERRILL FINANCIAL ADVISER MUST CONTACT THE AI SERVICE DESK

FOR

PROCESSING BY THE EXPIRATION DATE.

You are responsible for confirming that this Notice of Withdrawal is received by your Merrill Financial

Adviser.

Notice of Withdrawal of Tender – BlackRock Alpha Strategies Fund	Page 1

Ladies and Gentlemen:

The undersigned hereby withdraws the tender of its common shares of beneficial interest (“Shares”) in BlackRock Alpha Strategies Fund (the “Fund”) for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

☐ All Shares

☐ Portion of Class A Shares expressed as number of units: _____________________

☐ Portion of Class I Shares expressed as number of units: _____________________

The undersigned recognizes that upon submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Fund.

FOR INDIVIDUAL INVESTORS (including spouses invested jointly):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

FOR ENTITY INVESTORS (e.g., trusts, endowments, foundations, corporations, and partnerships):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Notice of Withdrawal of Tender – BlackRock Alpha Strategies Fund	Page 2

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Notice of Withdrawal of Tender – BlackRock Alpha Strategies Fund	Page 3